                                                                    Exhibit 24.1

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned directors of THE KROGER CO. (the "Company") hereby make, constitute and appoint Paul W. Heldman and Bruce M. Gack, or either one of them, his or her true and lawful attorneys-in-fact to sign and execute for and on his or her behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $2,000,000,000 of Securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands and seal, as of the 27th day of June, 2002.



/s/   Bobby S. Shackouls                      /s/   Edward M. Liddy
--------------------------                    -----------------------------

/s/   Steven R. Rogel                         /s/   John L. Clendenin
--------------------------                    -----------------------------

/s/   Clyde R. Moore                          /s/   Bruce Karatz
--------------------------                    -----------------------------

/s/   John T. LaMacchia                       /s/   David B. Lewis
--------------------------                    -----------------------------

/s/   Robert D. Beyer                         /s/   Thomas H. O'Leary
--------------------------                    -----------------------------

/s/  Reuben V. Anderson
--------------------------

/s/  Joseph A. Pichler
--------------------------

/s/   David B. Dillon
--------------------------

/s/   Katherine D. Ortega
--------------------------

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, her true and lawful attorneys-in-fact to sign and execute for and on her behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $2,000,000,000 of Securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.





/s/ Mary Elizabeth Van Oflen                       June 27, 2002
--------------------------------
Mary Elizabeth Van Oflen
Vice President and Corporate Controller

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer and director of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $2,000,000,000 of Securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.




/s/ Joseph A. Pichler                        June 27, 2002
----------------------------
Joseph A. Pichler
Chairman of the Board,
Chief Executive Officer and
Director

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of THE KROGER CO. (the "Company") hereby makes, constitutes and appoints Paul W. Heldman and Bruce M. Gack, or either one of them, his true and lawful attorneys-in-fact to sign and execute for and on his behalf, a registration statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $2,000,000,000 of Securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable The Kroger Co. to comply with said Act and the rules and regulations thereunder in connection with such sale.

IN WITNESS WHEREOF, I have hereunto set my hand.





/s/ J. Michael Schlotman                         June 27, 2002
--------------------------------
J. Michael Schlotman
Group  Vice President and
Chief Financial Officer

                                   RESOLUTION
                                   ----------
WHEREAS, The management of the Company has determined that it is advantageous to the Company to purchase on the open market or to redeem or repay certain of its outstanding indebtedness (the "Repurchased Debt");

WHEREAS, The amount of funds that can be expended for such Repurchased Debt is, under certain circumstances, limited by the terms of the Indentures under its publicly and privately issued debt (together the "Indentures"); and

WHEREAS, The Company is considering the issuance of debt, equity, and other forms of securities (the "Securities") through private placement or through public offering, and the use of the proceeds from the sale of the Securities to purchase or redeem Repurchased Debt and for other general corporate purposes; and

WHEREAS, At its regularly scheduled meeting held on January 18, 2001, this Board authorized the issuance of up to $2,500,000,000 of Securities of which $400,000,000 remains unissued; and

WHEREAS, Management has determined that it is in the best interests of the Company to increase the amount of Securities that can be issued to $2,000,000,000; now, therefore,

RESOLVED, That, subject to the limitations set forth in these resolutions and the Indentures, the Company is authorized to issue, from time to time, up to $2,000,000,000 of Securities to the public, or to one or more institutional investors, to be used to repay or refinance existing debt of the Company or for other corporate purposes; and further

RESOLVED, That as long as the interest rate thereon as of the date of pricing does not exceed 9% per annum or the spread over U.S. Treasury Notes of comparable duration does not exceed 250 basis points then debt Securities may be issued by the Company and the determination of all terms and conditions of the debt Securities is delegated to a Management Committee made up of Joseph A. Pichler, David B. Dillon, W. Rodney McMullen, J. Michael Schlotman and Scott M. Henderson, any three of whom, provided that at least one of the three is Joseph
A. Pichler or David B. Dillon, can act for the Management Committee; and further

RESOLVED, That Securities not issued under the immediately preceding resolution may be issued on terms and conditions as determined by a committee of this Board of Directors (the "Securities Committee") appointed in the next following resolution; and further

RESOLVED, That in connection with the proposed public offering or private placement of the Securities or the proposed debt repurchase program, the members of the Financial Policy Committee are hereby appointed as the Securities Committee, and that any three of them, at least two of whom have not served as employees of the Company or its subsidiaries, are empowered to act as and for the Securities Committee; and that the Securities Committee has all the authority to act as and for the Board of Directors in the determination of whether to issue the Securities, and, if issued, whether to offer the Securities through a public offering or through private transactions, and whether to purchase the Repurchased Debt; and further

RESOLVED, That the Management Committee or the Securities Committee, as the case may be, may designate one or more persons, who may or may not be a member of the Committee, to act as and for the Committee in any capacity as the Committee may direct; and further

RESOLVED, That the Management Committee or the Securities Committee, as the case may be, may, at any time prior to June 30, 2004, authorize one or more issuances and sales of the Securities by the Company and authorize one or more purchases of Repurchased Debt for so long as, or at such times as, economically advantageous to the Company, and, in connection with any such authorization, issue, determine, approve, or appoint, as the case may be:

(a) the type of Security or Securities and title or titles thereof;

(b) the aggregate principal amount, not to exceed $2,000,000,000, the denominations, and terms, of the Securities;

(c) the price at which the Securities are to be sold (which may be issued at an "original issue discount" within the meaning of the Internal Revenue Code of 1986, as amended), and the interest rate or rates, if any, to be established for the Securities, which rate or rates may vary from time to time;

(d) the issuance of the Securities in any foreign currency or European currency units and if European currency units are issued, the currency or currencies in which interest is payable;

(e) the maturity or maturities; and, furthermore, the Securities Committee is authorized to determine that any issue of Securities may be of varying maturities and amounts;

(f) the sinking fund, if any, and related redemption prices of the Securities;

(g) the optional redemption rights, if any, of the Company and of the holders of the Securities, and related redemption prices and any limitations on such redemption;

(h) the restrictive covenants, if any, to be imposed upon the Company relating to any of the Securities;

(i) the form of Registration Statement on Form S-3, or such other form as the Securities Committee determines (the "Registration Statement"), for the purpose of registering the Securities, if so required, under the Securities Act of 1933, as amended, and any amendments thereto;

(j) the amount of Repurchased Debt to be purchased or redeemed by the Company;

(k) the price at which any Repurchased Debt is to be purchased, if purchased;

(l) any underwriting, standby, or similar agreement between the Company and an underwriter or underwriters;

(m) the use, form, execution, and delivery of the Securities, indentures, note agreement, loan agreement, distribution agreement, reimbursement agreement, warrant agreement, notes, or any other contracts or agreements, including listing applications, as the Securities Committee deems necessary or appropriate;

(n) any transfer, authenticating, placement, exchange, distribution, or paying agent, or registrar, trustee or underwriter, or any other person or entity to act in connection with the Securities or the Repurchased Debt; including the selection of a financial institution or institutions, whether foreign or domestic, to advise the Company;

(o) whether the issuance of the Securities or the purchase or redemption of Repurchased Debt is permitted under the terms of the Indentures; and

(p) any other terms, conditions, and provisions as the Securities Committee deems necessary or appropriate; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute the Registration Statement with such changes therein as the officer executing the same may approve, such execution to be conclusive evidence of such approval, and to execute any and all amendments thereto as deemed necessary or desirable; and further

RESOLVED, That upon the execution of the Registration Statement or any amendments thereto, including post-effective amendments, by directors and officers of the Company, as required by law, either in person or by a duly authorized attorney or attorneys, the elected officers of the Company be, and each of them hereby is, authorized to cause the Registration Statement and any amendments thereto to be filed with the Securities and Exchange Commission (the "Commission") and to execute and file all such instruments, make all such payments, and to do such other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable in order to effect such filing, to cause the Registration Statement to become effective, and to maintain the Registration Statement in effect for as long as they deem it to be in the best interests of the Company; and further

RESOLVED, That Paul W. Heldman and Bruce M. Gack, or either one of them, be, and each of them hereby is, made, constituted, and appointed the true and lawful attorneys-in-fact, with authority to sign and execute on behalf of this Company, and on behalf of the directors and officers thereof in their official capacities, the Registration Statement and any and all amendments thereto, which either of them, in their discretion, deem necessary or advisable to be filed with the Commission; and further

RESOLVED, That Paul W. Heldman, Senior Vice President, Secretary and General Counsel of the Company, whose address is 1014 Vine Street, Cincinnati, Ohio, be, and he hereby is, designated as the Agent for Service to be named in the Registration Statement, with authority to receive notices and communications with respect to such Registration Statement and with all powers consequent upon such designation under the rules and regulations of the Commission; and further

RESOLVED, That, subject to the limitations set forth in these resolutions, the Management Committee or the Securities Committee, as the case may be, may approve the form of the Securities; that the elected officers of the Company be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company, the Securities; that the signature of each of such officers on the Securities may be manual or by facsimile; that Securities bearing the manual or facsimile signatures of individuals who were at any time the elected officers of the Company will bind the Company notwithstanding that such individuals or any of them cease to hold such offices; that the elected officers of the Company be, and each of them hereby is, authorized to deliver or cause to be delivered the Securities for authentication and delivery in the principal amount thereof as shall have been determined by the Board or a Committee; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized and directed, if such officer or officers deems it necessary in connection with the offering of any of the Securities, to appoint a withholding agent and attorney for the Company for the purpose of withholding any and all taxes required to be withheld by the Company, under any Federal or other laws or regulations from time to time in effect, from the interest paid from time to time on the Securities, and to authorize and direct such agent to make any and all payments and reports and to file any and all returns and accompanying certificates with any governmental authority which such agent may be permitted or required to make or file as such agent under such laws or regulations; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized in the name and on behalf of this Company to take any and all action which they deem necessary or advisable to effect the registration or qualification (or exemptions therefrom) of the Securities for issue, offer, sale, or trade under the Blue Sky or securities laws of any State of the United States of America, any Province of Canada, or of any other country and in connection therewith to sign, execute, acknowledge, verify, deliver, file, and publish all such applications, issuer's covenants, consents to service of process, resolutions, and other papers and documents as may be required under such laws, and to take any and all further action which they deem necessary or advisable in order to maintain such registration or qualification of the Securities for as long as they may deem necessary or as required by law; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized in the name and on behalf of this Company to execute and file an application or applications for the listing of the Securities on the New York Stock Exchange, to appear before officials of the New York Stock Exchange and to take any and all action, and prepare, execute, and file any and all other applications and agreements, including an indemnity agreement relating to the use of facsimile signatures in the execution of the Securities, necessary, incidental, or convenient to effectuate such listing; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized in the name and on behalf of this Company to execute and cause to be filed with the Commission and the New York Stock Exchange an application on Form 8-A, or such other form as may be required for the purpose of registering the Securities on a national securities exchange, pursuant to the Securities Exchange Act of 1934; and further

RESOLVED, That the elected officers of the Company be, and each of them hereby is, authorized and directed to advise the Company's senior lenders and the trustees under the Indentures of the issuance of Securities or the purchase or redemption of Repurchased Debt, as any such officer deems necessary or appropriate; and further

RESOLVED, That the Management Committee or the Securities Committee, as the case may be, and each of the elected officers of the Company be, and each of them hereby is, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates, in the name and on behalf of the Company or otherwise, including, without limitation, indentures, loan agreements, underwriting, placement, exchange or agency agreements, and trust agreements, all as the applicable Committee or any of the elected officers deem necessary or appropriate to effect the purposes and intent of the foregoing resolutions.